UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 23, 2015
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	1-36282	33-0361285

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 207-4264
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 23, 2015, the Compensation Committee of the Board of Directors (the "Compensation Committee") of La Jolla Pharmaceutical Company (the "Company") approved the payment of a cash bonus award of $235,000 for fiscal 2014 to George F. Tidmarsh, M.D., Ph.D., the Company's President and Chief Executive Officer.

On February 23, 2015, the Compensation Committee also (i) approved an increase in the annual base salary of Dr. Tidmarsh, from $470,000 to $525,000, (ii) set Dr. Tidmarsh's target bonus for fiscal 2015 at 50% of this increased annual base salary and (iii) approved an option grant to Dr. Tidmarsh of 300,000 shares. The options granted to Dr. Tidmarsh will vest and become exercisable with respect to 25% of the underlying shares on the first anniversary of the date of grant, and then with respect to the remaining shares, on a quarterly basis over the next three years, subject to the Dr. Tidmarsh's continued service during that time. The option grant to Dr. Tidmarsh is subject to shareholder approval within 12 months from the date of issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date:	February 27, 2015	By:	/s/ George F. Tidmarsh
		Name:	George F. Tidmarsh, M.D., Ph.D.
		Title:	President and Chief Executive Officer